CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the Caption "Experts" and to the use of our report dated June 9, 2000, except as to Note 14, as to which the date is July 4, 2000, in the Registration Statement (Form SB-2) and the related prospectus of BioSyntech, Inc. dated January 25, 2001.





Montreal, Canada                                  /s/ Ernst & Young LLP
January 25, 2001                                  Chartered Accountants